Paul, Hastings, Janofsky & Walker 55 Second Street, 24th Floor, San Francisco, CA 64105-3441 telephone 415-856-7000 / facsimile 415-856-7100 / internet www.paulhastings.com

(415) 856-7068
catherinemacgregor@paulhastings.com

October 26, 2004	27217.00016

VIA E-MAIL

Rodney A. DeWalt, Esq.
Advisors Series Trust
c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

Re:	Rule 485(b) Representation of Counsel

Dear Mr. DeWalt:

We are counsel to Advisors Series Trust (the “Registrant”). You have asked us to review Post-Effective Amendment No. 165 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-17391 and 811-07959) (the “Amendment”) which is being filed pursuant to paragraph (b)(1) of Securities Act Rule 485. Based on our limited review of the sections that you have indicated are being amended, we hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

Very truly yours,

/s/ Catherine M. MacGregor

Catherine M. MacGregor
for PAUL, HASTINGS, JANOFSKY & WALKER LLP

cc:	Julie Allecta